Exhibit 10.31

GOOD FAITH AMENDMENT TO COMPLY WITH CODE SECTION 401(a)(31)(B) AS

AMENDED BY THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF

2001 (EGTRRA)

This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).  This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  This amendment shall be effective as of March 28, 2005.  This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the good faith compliance EGTRRA amendment provisions are specifically amended.

This amendment shall supersede any previous good faith compliance EGTRRA amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Plan Name:  FARMER BROS. CO. AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN

The Plan named above gives the Employer the right to amend it at any time.  According to that right, the Plan is amended as follows:

The provisions of the Plan in Section 7.06 that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, are modified to reduce the $5,000 threshold to $1,000.  The $5,000 threshold in such provisions is reduced to $1,000 and the value of the Participant’s interest in the Plan for such purpose shall include any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).  Any such involuntary distribution of vested accrued benefits shall be made in cash.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein.  All other provisions of the Plan remain unchanged and controlling.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment.  The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 15th day of December, 2008

FARMER BROS. CO.

/S/ JOHN E. SIMMONS

By	John E. Simmons
(Print Name)

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